                                                                       Exhibit 4

                          Second Amended and Restated
                         Company Employment Agreement

          This Second Amended and Restated Employment Agreement ("Agreement") is made and entered into effective as of April 1, 2002, by and between BankUnited Financial Corporation, a publicly held business corporation organized and operating under the laws of the State of Florida and having an office at 255 Alhambra Circle, Coral Gables, Florida 33134 ("Company"), and Alfred R. Camner, an individual residing in Pinecrest, Florida ("Executive"). Any reference to the "Bank" herein shall mean BankUnited, FSB, a wholly-owned subsidiary of the Company.

                             W i t n e s s e t h :
                             --------------------

          Whereas, the Company, the Bank and the Executive entered into an Employment Agreement dated as of November 14, 1997 ("First Amended and Restated Employment Agreement") pursuant to which the Executive has served as Chairman of the Board, President, Chief Operating Officer and Chief Executive Officer of the Company and the Bank; and

          Whereas, section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the applicable regulations thereunder limits the deduction that a corporation can take on its annual corporate tax return for compensation paid to a corporation's chief executive officer to $1 million per year; and

          Whereas, the Company currently anticipates that the compensation scheduled to be paid to the Executive will exceed the $1 million annual limit under section 162(m) for fiscal years 2002, 2003, 2004 and 2006, resulting in the Company's inability to deduct on its annual corporate tax return certain amounts paid to the Executive; and

          Whereas, the Executive has agreed to restructure his scheduled compensation in order that the Company eliminate, to the extent possible, adverse tax consequences in the form of non-deductible compensation under section 162(m) and has entered into the agreements attached as Exhibit "A" hereto in connection with such compensation restructing; and

          Whereas, the Executive is willing to continue to serve in the employ of the Company and the Bank on such basis; and

          Whereas, the Company and the Executive each hereby agree that in order to achieve the foregoing objectives it is necessary to amend and restate the terms and conditions of the First Amended and Restated Employment Agreement, as set forth herein and for the Bank to enter into a separate second amended and restated employment agreement.

          Now, Therefore, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:
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          Section 1.  Employment.

          The Company agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

          Section 2.  Employment Period; Remaining Unexpired Employment Period.

          (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this Section 2 ("Employment Period"). The Employment Period shall be for a term of five years beginning on the date of this Agreement and ending on the fifth anniversary date of this Agreement (each, an "Anniversary Date"), plus such extensions, if any, as are provided by the Board of Directors of the Company ("Board") pursuant to
Section 2(b).

          (b) Except as provided in Section 2(c), beginning on the date of this Agreement, the Employment Period shall automatically be extended for one (1) additional day each day, unless either the Company or the Executive elects not to extend the Agreement further by giving written notice to the other party, in which case the Employment Period shall end on the fifth anniversary of the date on which such written notice is given. For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on: (i) if a notice of non-extension has been given in accordance with this Section 2(b), the fifth anniversary of the date on which such notice is given; and (ii) in all other cases, the fifth anniversary of the date as of which the Remaining Unexpired Employment Period is being determined. Upon termination of the Executive's employment with the Company for any reason whatsoever, any daily extensions provided pursuant to this Section 2(b), if not therefore discontinued, shall automatically cease.

          (c) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating the Executive's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and the Executive in the event of any such termination shall be determined under this Agreement.

          Section 3.  Duties.

          The Executive shall serve as the Chairman of the Board, the President and Chief Executive Officer and Chief Operating Officer of the Company, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Company and as are customarily associated with such position. Except as provided in Section 7 hereof, the Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and shall use his best efforts to advance the interests of the Company.

                                 Page 2 of 19
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          Section 4.  Compensation.

          In consideration for the services to be rendered by the Executive hereunder, for the period commencing April 1, 2002 and ending September 30, 2002, the Company shall pay the Executive no salary, but shall provide the Executive with the opportunity to earn between Three Hundred Thousand and 00/100 Dollars ($300,000) and Five Hundred Thousand and 00/100 Dollars ($500,000) upon the satisfaction of certain preestablished short-term compensation goals set by Company. For the period commencing October 1, 2002 and continuing through September 30, 2005, in consideration for the services to be rendered by the Executive hereunder, the Company shall pay to him a salary at an annual rate of Three Hundred Seventy-Five Thousand and 00/100 Dollars ($375,000), payable in approximately equal installments in accordance with the Company's customary payroll practices for senior officers. In addition, for the period commencing October 1, 2002 and continuing through September 30, 2005, the Company shall provide the Executive with the opportunity to earn between Seven Hundred Thousand and 00/100 Dollars ($700,000) and One Million and 00/100 Dollars ($1,000,000) upon the satisfaction of certain preestablished short-term compensation goals set by Company. For the period commencing October 1, 2005 through the remaining term of this Agreement, the Company shall pay to the Executive a salary at an annual rate of Six Hundred Seventy-Five Thousand Dollars ($675,000), payable in approximately equal installments in accordance with the Company's customary payroll practices for senior officers. Prior to each Anniversary Date occurring during the Employment Period, the Board shall review the Executive's annual rate of salary and may, in its discretion, approve an increase therein. In addition to salary, the Executive may receive other cash or stock compensation from the Company for services rendered hereunder at such times, in such amounts and on such terms and conditions as the Board, in its discretion, may determine from time to time. For purposes of Section 9(b)(iv), the term "Salary" shall mean the aggregate value of the annual rate of cash compensation and the fair market value, determined at the time of grant, of the stock compensation paid to the Executive pursuant to this Section 4.

          Section 5.  Additional Employee Benefit Plans and Programs.

          During the Employment Period, the Executive shall be treated as an employee of the Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover similarly situated executives of, the Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's customary practices. The Executive's estate or his designee shall be the beneficiary of life insurance policies on the life of the Executive having a face amount of at least $6,000,000.00.

          Executive hereby agrees not to exercise any options (that are otherwise exercisable) that will not expire during the period April 1, 2002 through September 30, 2005 to the extent an exercise would result in nondeductible compensation to the Company under section 162(m) of the Code. Executive further agrees to exercise options that will expire during the

                                 Page 3 of 19
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period April 1, 2002 through September 30, 2005, to the extent that they are exercisable, only pursuant to the option gain deferral technique that will not result in the recognition of income to the Executive during such period. Shares issued upon exercise pursuant to the option gain deferral technique shall be referred to herein as "Deferred Option Shares." Notwithstanding the preceding, in the event of a Change in Control of the Company (as defined in Section 11 of this Agreement) or in the event of the termination of the Executive's employment for any reason, the Executive may exercise any options in accordance with the terms of the option agreements.

          Section 6.  Indemnification and Insurance.

          (a) During the Employment Period and for a period of six (6) years thereafter, the Company shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company. The coverage provided to the Executive pursuant to this Section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company.

          (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Company shall indemnify the Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any subsidiary or affiliate thereof.

          Section 7.  Outside Activities.

          During the Employment Period, it shall not be a violation of this Agreement and shall not permit the Company to terminate the Executive's employment for Cause if the Executive engages in the activities described below or any activities similar in nature and scope, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities in accordance with this Agreement and do not constitute a violation of any applicable law, rule, regulation or code of conduct or policy established by the Company and applicable to similarly situated executives: (i) engaging in the practice of law, including, without limitation, as a member of the firm of Camner, Lipsitz and Poller, Professional Association, (ii) serving on industry, corporate, civic or charitable boards or committees, (iii) managing personal investments (including, without limitation, family controlled enterprises), or
(iv) investing in, advising or serving as an officer or director of other corporations or business entities. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope) shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company. The Executive may also serve as an officer or director of the Bank on such terms and conditions as the Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of his duties hereunder or otherwise result in a material breach of this Agreement. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, he shall continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

          Section 8.  Working Facilities and Expenses.

          The Executive's principal place of employment shall be at the Company's executive offices at the address first above written, or at such other location within Coral Gables at which the Company shall maintain its principal executive offices, or at such other location as the Company and the Executive may mutually agree upon. The Company shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities including, but not limited to, Internet and Bloomberg Financial Market Commodities and News Access Subscriptions, cellular telephones, pagers and a lap top computer, suitable to his position with the Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Company shall provide to the Executive for his exclusive use an automobile owned or leased by the Company which shall be a BMW 7 Series (or an automobile of similar stature and caliber), to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Company shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive and the Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

          Section 9.  Termination of Employment with Severance Benefits.

          (a) The Executive shall be entitled to, and the Company shall pay, the
                                                -                          -
severance benefits and amounts described in Section 9(b) herein in the event that his employment with the Company terminates during the Employment Period under any of the following circumstances:

          (i) The Executive's voluntary resignation from employment with the Company within ninety (90) days following:

              (A) the failure of the Board to appoint or reappoint or elect or re-elect the Executive to the office of Chairman of the Board, President and Chief Executive Officer and Chief Operating Officer of the Company; or

              (B) the failure of the stockholders of the Company to elect or re-elect the Executive or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election; or

              (C) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Company of its material failure, whether by, amendment of the Company's Charter or By-Laws, action of the Board or the Company's stockholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in Section 3 of this Agreement,

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          unless, during such thirty (30) day period, the Company cures such failure in a manner determined by the Executive, in his discretion, to be satisfactory; or

                (D) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Company of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of the Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Company cures such failure in a manner determined by the Executive, in his discretion, to be satisfactory; or

                (E) the relocation of the executive offices of the Company, a distance of more than twelve (12) miles from its current Coral Gables, Florida location; or

          (ii) subject to the provisions of Section 10, the termination of the Executive's employment by the Company for any other reason.

          (b) Upon the termination of the Executive's employment with the Company under circumstances described in Section 9(a) of this Agreement, the Company shall pay and provide to the Executive (or, in the event of his death following such termination of employment, provide to his estate):

          (i) his earned but unpaid Salary (including, without limitation, all items which constitute wages under applicable state law and the payment of which is not otherwise provided for under this Section 9(b)) as of the date of the termination of his employment with the Company, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

          (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the officers and employees of the Company;

          (iii) continued group life, health (including hospitalization, medical, major medical and any supplemental insurance coverages), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to Section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive and his dependents, for the Remaining Unexpired Employment Period or to age 65, whichever is later, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change in Control, on the date of such Change in Control, whichever benefits are greater), if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of Salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company, subject to the maximum insurance amounts specified under the Company's policies, and with such continued coverages to be provided to the Executive at the Company's expense through COBRA or in any other manner determined by the Board to be appropriate including, but not limited to, through the purchase of an individual policy or policies;

          (iv) within thirty (30) days following his termination of employment with the Company, a lump sum payment, in an amount equal to the dollar amount of the value of the highest aggregate Salary (cash or stock) awarded to the Executive during any one year of the five years preceding the Executive's termination of employment with the Company, by the number of years in the Remaining Unexpired Employment Period, such lump sum to be paid (without discounting for early payment) in lieu of all other payments of Salary provided for under this Agreement in respect of the period following any such termination;

          (v) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the excess, if any, of:
                (A) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Company, if he were 100% vested thereunder and had continued working for the Company during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under Sections 9(b)(i), (iv), (vii), (viii) and (ix); over

                (B) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination;

          where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate");

          (vi) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the present value of the additional employer contributions to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Company, if he were 100% vested thereunder and had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company, and making the

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     maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

          (vii) an amount equal to the dollar amount of the highest aggregate cash or stock bonus and long-term or short-term cash or stock incentive compensation plan payments paid to the Executive during any one year of the five years preceding the event triggering the payment of benefits under this Section 9(b), multiplied by the number of years in the Remaining Unexpired Employment Period. For purposes of this subsection, the dollar amount of any stock bonus or stock incentive plan payment shall be the fair market value of the stock on the date the bonus or incentive payment is paid to the Executive, such payments to be made (without discounting for early payment) within thirty (30) days following the Executive's termination of employment;

          (viii) at the election of the Company or the Executive made within thirty (30) days following the Executive's termination of employment with the Company, subject to the consent of the other party, which shall not be unreasonably withheld, upon the surrender of options or appreciation rights issued to the Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Company a lump sum payment in an amount equal to the product of:

                  (A) the excess of (I) the fair market value of a share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                  (B) the number of shares with respect to which options or appreciation rights are being surrendered.

     For purposes of this Section 9(b)(viii) and for purposes of determining the Executive's right following his termination of employment with the Company to exercise any options or appreciation rights not surrendered pursuant hereto, the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Company, even if he is not vested under such plan or program;

          (ix) at the election of the Company made within thirty (30) days following the Executive's termination of employment with the Company, subject to the consent of the Executive, which shall not be unreasonably withheld, upon the surrender of any shares awarded to the Executive under any restricted stock plan maintained by, or covering employees of, the Company a lump sum payment in an amount equal to the product of:

                  (A) the fair market value of a share of stock of the same class of stock granted under such plan, determined as of the date of the Executive's termination of employment; multiplied by

                (B) the number of shares which are being surrendered.

     For purposes of this Section 9(b)(ix) and for purposes of determining the Executive's right following his termination of employment with the Company to any stock not surrendered pursuant hereto, the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Company, even if he is not vested under such plan, except to the extent such restricted stock is subject to a performance based vesting requirement designed to qualify as "qualified performance-based compensation" under section 162(m) of the Code and the applicable regulations thereunder;

          (x) with the following: (A) the personal use, at the Company's expense for the Remaining Unexpired Employment Period, of a late model automobile comparable to that used by the Executive prior to his termination of employment; (B) the right of the Executive to purchase, at book value, the membership in up to two country clubs which the Company has maintained for the benefit of the Executive; (C) the transfer to the Executive of all life insurance policies that the Company then maintains on the life of the Executive as part of his benefits in accordance with
     Section 5; and (D) the continued use, at the Company's expense for the Remaining Unexpired Employment Period, of the secretarial services, Internet and Bloomberg Financial Market Commodities and News Access Subscriptions, cellular telephones, pagers and the lap-top computer which had been provided to the Executive immediately prior to his termination of employment;

          (xi) any and all deferred compensation, including Deferred Option Shares, shall be released and paid to the Executive; and

          (xii) in the event the Executive's employment is terminated in connection with a Change of Control pursuant to Section 11 hereof, an additional cash payment equal to the value of any restricted stock for which a performance-based vesting requirement has not been met.

For the purpose of determining the highest Salary or aggregate compensation plan payments used to calculate the lump sum payments specified in Sections 9(b)(iv) and (vii), the value of all amounts of cash and stock awarded as Salary or paid or awarded under a compensation plan in any year shall be included, regardless of whether such amounts are paid or awarded in restricted form, subject to a deferred compensation plan, held in a trust or subject to any other compensation arrangement which delays full vesting or delivery of such compensation. The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this Section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Company and the Executive further agree that the Company may condition the payments and benefits (if any) due under Sections 9(b)(iii),
(iv), (v), (vi), (vii) and (x) on the receipt of the Executive's resignation from any and all positions which he holds as an officer of the Company, the Bank or any subsidiary or affiliate of either of them; provided that the Executive may elect to remain as a non-chairman director on the Board of Directors, notwithstanding his resignation as Chairman of the Board. The Company may also condition

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such payments and benefits on the Executive's making an offer to the Board of
Directors to resign as a director of the Company or a member of a committee of the Board; provided, however, that the Executive's resignation shall only be final if all of the members of the Board vote to accept the offer, at the time the offer is made. In no event shall any of the foregoing provisions of this
Section 9(b) entitle the Executive to additional grants of statutory or non-statutory options to purchase shares of common stock of the Company pursuant to any incentive stock option plan, then in effect.

          Section 10.  Termination Without Additional Company Liability.

          (a) In the event that the Executive's employment with the Company shall terminate during the Employment Period on account of:

          (i) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean: (A) the Executive intentionally engages in dishonest conduct in connection with his performance of services for the Company resulting in his conviction of a felony; (B) the Executive is convicted of, or pleads guilty or nolo contendere to, a criminal act which is a felony; (C) the Executive willfully and materially breaches his fiduciary duties to the Company for personal profit; or (D) the Executive's willful and material breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company; or

          (ii) the Executive's voluntary resignation from employment with the Company for reasons other than those specified in Section 9(a);

then, except as provided in Sections 9(b) and (c), the Company shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid Salary and any and all deferred compensation, including Deferred Option Shares, as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company.

          (b) For purposes of Section 10(a)(i)(A) or (B), no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for "cause" within the meaning of Section 10(a)(i) unless and until:

          (i) the Board first holds a meeting, as to which the Executive was provided thirty (30) days advance written notice and an opportunity to be heard, and such notice specifies in detail the action or inaction alleged to constitute cause and demanding that he remedy such action or inaction; and

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          (ii)   the Executive shall not have remedied such action or inaction allegedly constituting cause within sixty (60) days after his receipt of such written notice; and

          (iii) after of such sixty-day period there shall have been delivered to the Executive a Notice of Termination and a certified copy of a resolution duly adopted by the affirmative vote of at least three-fourths of the non-employee members of the Board at a special meeting of the Board at which he was given an opportunity to appear with legal counsel of his choosing to refute any allegations of cause, which meeting was called and held for the purpose of finding that, in the good faith opinion of the Board, the Executive's action or inaction constituted cause and he did not remedy such action or inaction after demand by the Board.

          (c) Nothing in Section 10(b) shall, prior to delivery of a Notice of Termination as provided herein, be deemed to suspend or extinguish the Executive's entitlement to receive the compensation and other benefits provided under this Agreement. In addition, the Company shall pay reasonable costs and attorneys' fees incurred by the Executive in connection with any Board action pursuant to Section 10(b) in the event that the Board does not determine that cause exists in accordance with the procedures in said section. In the event that the Company terminates the Executive for cause and, within 30 days after receipt of the Notice of Termination, the Executive notifies the Company that he disputes such termination, the Executive shall still be subject to the duties set forth in Section 3 and entitled to receive the compensation provided under this Agreement until a final and binding judgment is rendered by a court of competent jurisdiction finding that the termination was properly for cause, or until the expiration of a period not to exceed twenty-four (24) months, whichever occurs first. In the event that the termination is found to be properly for cause, all payments subsequent to termination to which the Executive would not otherwise be entitled shall be recoverable by the Company, except to the extent such payments constitute reasonable compensation for services rendered. During such contest period, all insurance benefits shall be maintained and shall not be recoverable if the termination is sustained for cause.

          Section 11.  Termination Upon or Following a Change in Control.

          (a) A Change in Control of the Company ("Change in Control") shall be deemed to have occurred upon the happening of any of the following events:

          (i) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company, respectively, with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficial owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51 % of the outstanding equity ownership interests in the Company; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
          Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule l3d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

          (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution;
          (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

                (A) individuals who were members of the Board of the Company on the date of this Agreement; or

                (B) individuals who first became members of the Board of the Company after the date of this Agreement either:

                    (I) upon election to serve as a member of the Board of the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                    (II) upon election by the stockholders to serve as a member of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

          provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

          (v)   any event which would be described in Section 11 (a)(i), (ii),
     (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 11 (a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

          (b) In the event of a Change in Control, the Executive shall be entitled to the payments and benefits contemplated by Section 9(b) in the event of his termination of employment with the Company under any of the circumstances described in Section 9(a) of this Agreement or under any of the following circumstances:

          (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

          (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which the Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

          (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Company in the Change in Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Company which is at least as favorable to him; or
          (iv) resignation, voluntary or otherwise, for any reason whatsoever following the effective date of the Change in Control.

          Section 12.  Termination of Employment Due to Death or Disability.

          (a) In the event that the Executive's employment with the Company shall terminate during the Employment Period on account of:

          (i)    the Executive's death; or

          (ii) a determination that the Executive is eligible for long-term disability benefits under the Company's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then, subject to the provisions of subsection 12(b) and the next immediately succeeding sentence, to be applicable in the event of the Executive's death, the Company shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid Salary and any and all deferred compensation, including Deferred Option Shares, as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company. In the event of the Executive's death, the payments and benefits described in Sections 9(b)(ii), 9(b)(iii) and 9(b)(x)(A), (B) and (C) hereof shall be provided to the Executive's surviving spouse.

          (b) Notwithstanding the provisions of subsection 12(a) hereof, in the event a Change in Control (as defined in Section 11 of this Agreement) occurs within eighteen (18) months following the effective date of the Executive's termination of employment with the Company due to his death or disability, the Executive (or his estate, in the event of his death) shall be entitled to receive the payments and benefits that would have been paid to the Executive pursuant to Section 9(b) of this Agreement assuming the Executive's employment with the Company had terminated following the date such Change in Control occurs; provided, however, the Company's obligations under this Section 12(b) shall be offset by any compensation, benefits or perquisites previously provided to the Executive's surviving spouse pursuant to Section 12(a) hereof as a result of the Executive's death during the Employment Period. For purposes of the compensation, benefits or perquisites to be provided to the Executive pursuant to Section 9(b) of this Agreement, the Executive's "employment termination date" shall be the date immediately following the date such Change in Control occurs and any elections permitted to be made by the Executive pursuant to Section 9(b) may be made by the Executive or his legally appointed representative, whatever the case may be.

          Section 13.    Tax Indemnification.

          (a) This Section 13 shall apply if Executive's employment is terminated upon or following (i) a Change in Control (as defined in Section 11 of this Agreement); or (ii) a change "in the ownership or effective control" of the Company or the Bank or "in the ownership of a substantial portion of the assets" of the Company or the Bank within the meaning of section 280G of the Code. If this Section 13 applies, then, if for any taxable year, the Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank to (or for the benefit of) the Executive, the Company shall pay to the Executive an amount equal to X determined under the following formula:

          X =                      E x P
                    -------------------------------------
                    1 - [(FI x (1 - SLI)) + SLI + E + M]
          -------
          where

          E = the rate at which the excise tax is assessed under section 4999 of the Code;
          P = the amount with respect to which such excise tax is assessed, determined without regard to this Section 13;
          FI = the highest marginal rate of income tax applicable to the Executive under the Code for the taxable year in question;
          SLI = the sum of the highest marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question; and

          M = the highest marginal rate of Medicare tax applicable to the Executive under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Executive under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this Section 13(a) shall be made to the Executive on the earlier of (i) the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by the Executive.

          (b) Notwithstanding anything in this Section 13 to the contrary, in the event that the Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in Section 13(a), the Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 13(a), when increased by the amount of the payment made to the Executive under this Section 13(b) by the Company, or when reduced by the amount of the payment made to the Company under this Section 13(b) by the Executive, equals the amount that should have properly been paid to the Executive under Section 13(a). The interest paid under this Section 13(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the Executive under this
Section 13, the Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

          (c) Notwithstanding the provisions of Sections 13(a) and (b) above, in the event that the Executive shall be required to pay any additional amount of excise tax under section 4999 of the Code, or any successor to such section, or under any similar federal, State or local tax provision in connection with his receipt of payment in the nature of compensation from the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank to (or for the benefit of) the Executive, the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment ") in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes) and the excise tax under the Code and/or State and local tax provision imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed by the Code or any State or local tax provision upon such compensation. For purposes of this paragraph 13(c), the term "taxes" shall include, but not be limited to, income taxes and the Executive's share of any employment taxes.

          Section 14.  No Effect on Employee Benefit Plans or Programs.

          The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company from time to time.

          Section 15.  Successors and Assigns.

          This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

          Section 16.  Notices.

          Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

          If to the Executive:

               Mr. Alfred R. Camner
               c/o Camner, Lipsitz and Poller, P.A.
               550 Biltmore Way
               Suite 700
               Coral Gables, Florida 33134

               with a copy to:

               Camner, Lipsitz and Poller, P.A.
               550 Biltmore Way
               Suite 700
               Coral Gables, Florida 33134

               Attention:  Managing Director

          If to the Company:

               BankUnited Financial Corporation
               255 Alhambra Circle
               Coral Gables, Florida 33134

               Attention:  Compensation Committee of the Board of Directors

               with a copy to.

               Morgan, Lewis & Bockius LLP
               1111 Pennsylvania Avenue
               Washington, DC 20004

               Attention:  Linda L. Griggs, Esq.

          Section 17.  Indemnification for Attorneys' Fees.

          The Company shall indemnify, hold harness and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

          Section 18.  Severability.

          A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

          Section 19.  Waiver.

          Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

          Section 20.  Counterparts.

          This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

          Section 21.  Governing Law.

          This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of Florida applicable to contracts entered into and to be performed entirely within the State of Florida.

          Section 22.  Headings and Construction.

          The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

          Section 23.  Entire Agreement; Modifications.

          This instrument contains the entire agreement or the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          Section 24.  Guarantee.

          The Company hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which the Executive is or may be entitled to under the terms and conditions of the employment agreement dated effective as of the 1st day of April, 2002 between the Bank and the Executive, a copy of which is attached hereto as Exhibit A ("Bank Agreement").

          Section 25.  Non-duplication.

          In the event that the Executive shall perform services for the Bank or any other direct or indirect subsidiary of the Company, any compensation, benefits or perquisites provided to the Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation, benefits and perquisites payable to the Executive for all services to the Company and all of its direct or indirect subsidiaries.

          Section 26.  Required Regulatory Provisions.

          Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1828(k), and any regulations promulgated thereunder.

          In Witness Whereof, the Company has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

Attest:                                 BankUnited Financial Corporation


By /s/ Marc Lipsitz                     By /s/ Humberto L. Lopez
  ----------------------------            ----------------------------------
  Secretary                               Name:  Humberto L. Lopez
                                          Title: Senior Executive Vice President
                                                 and Chief Financial Officer



[seal]                                  The Executive


                                        /s/ Alfred R. Camner
                                        ------------------------------------
                                        Alfred R. Camner

                                  Exhibit List

Deferred Compensation Agreement dated March 20, 2002.

Trust Under Deferred Compensation Agreement dated March 20, 2002.

Stock Option Deferred Exercise Agreement dated March 20, 2002.

Stock Purchase Agreement dated March 20, 2002.

Agreement to Exchange Shares dated March 20, 2002.

Amendment to Restricted Stock Agreement dated March 20, 2002.

                        DEFERRED COMPENSATION AGREEMENT
                        -------------------------------


          THIS AGREEMENT, is made and entered into as of the 20 day of March 2002, by and between BANKUNITED FINANCIAL CORPORATION. (the "Company") and ALFRED R. CAMNER ("Executive").

                                  WITNESSETH:

          WHEREAS, the Company and the Executive entered into an incentive bonus arrangement whereby the Executive was to receive a bonus of cash compensation upon the attainment of certain performance goals for the Company's fiscal year which ended September 30, 2001 (the "Bonus"), and

          WHEREAS, although such performance goals were attained, it was determined prior to the time the Bonus was to be paid to the Executive (the "Payment Date") that the payment of the Bonus to the Executive on the Payment Date would not be deductible, for federal income tax purposes, by the Company; and

          WHEREAS, prior to the Payment Date, the Company and the Executive agreed to defer the payment of the Bonus until such time as the bonus compensation will be deductible by the Company for federal income tax purposes;

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Bonus Deferral.  The Company and the Executive hereby mutually
               --------------
agree to defer the payment of the Bonus amount of $528,000 (Five-Hundred, Twenty-Eight Thousand Dollars) as provided herein. The Bonus amount so deferred shall be credited to a bookkeeping account in the Executive's name (the "Account").

          2.   Earnings of Account. All earnings on the Account shall be paid
               -------------------
directly to the Executive.

          3.   Timing Benefit Distributions.  The Company shall commence paying
               ----------------------------
Executive (or the Executive's beneficiary) in the manner provided in Section 4 of this Agreement, the value of Executive's Account upon the first to occur of any of the following events:

               (a)  The Executive's termination of employment with the Company;
               (b)  The Executive's death;
               (c)  October 1, 2005.
               (d) A Change in Control of Company as defined in section 11 of the Employment Agreement by and between the Company and the Executive dated April 1, 2002.

          4.   Method of Distribution.  Payments made pursuant to Section 3 of
               ----------------------
this Agreement shall be made in a lump sum. Payments shall be made in shares of the Company's

Noncumulative Convertible Preferred Stock, Series B ("Company Stock). Payments made in shares of Company Stock shall be pursuant to the terms and conditions of the Company's 2002 Stock Incentive Plan.

          5.   Vesting.  Executive shall be fully vested in the amount credited
               -------
to Executive's Account.

          6.   Beneficiary.  Executive's beneficiary for purposes of this
               -----------
Agreement shall be Alfred R. Camner Living Trust.

          7.   Funding of Benefits.  The obligations of the Company hereunder
               -------------------
shall constitute a general, unsecured obligation, payable solely out of general assets, and Executive shall not have any right to any specific assets of the Company. Executive or his beneficiary shall have only the rights of a general, unsecured creditor against the Company for any distributions due under this Agreement. Notwithstanding the preceding, the Company shall establish an irrevocable grantor's trust (the "Trust") for the purpose of holding general assets of the Company and facilitating the Company's ability to pay the amounts due to the Executive or his beneficiary under the terms of this Agreement, subject to the claims of Company's creditors in the event of the insolvency of the Company.

          The Company shall contribute to such Trust $528,000 (Five Hundred and Twenty-Eight Thousand Dollars) and direct the Trustee of such Trust to invest such amount in shares of Company Stock or, in the alternative, the Company shall contribute to the Trust shares of Company Stock, which have an aggregate fair market value equal to $528,000 (Five Hundred and Twenty-Eight Thousand Dollars) as determined in accordance with the resolutions of the Compensation Committee of the Company's Board of Directors on March 20, 2002. TheTrustee shall have the right to vote and tender shares of Company Stock held by the Trust.

          8.   Amendment and Termination.  It is the intention of the Company
               -------------------------
that this Agreement shall be effective until payments are made under the terms hereof. Nonetheless, this Agreement may be amended at any time and from time to time in any fashion, and may be terminated at any time in its entirety, by written agreement executed by Executive and the Company.

          9.   No Contract of Employment.  Nothing contained herein shall be
               -------------------------
construed as conferring upon the Executive the right to be employed or continue in the employ of the Company.

          10.  Applicable Law.  Unless otherwise governed by any applicable
               --------------
federal law, this Agreement shall be construed and governed under the laws of the State of Florida.

          11.  Successors.  This Agreement shall extend to, and be binding upon
               ----------
Executive, his legal representatives, beneficiaries, heirs, and distributees and upon the Company and its successors and assigns, and the term "Company" as used herein shall include its successors and assigns whether by merger, consolidation, combination, or otherwise.

          12.  Entire Agreement.  This instrument sets forth the entire
               ----------------
agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

          13.  Administration.  The Company shall administer and interpret this
               --------------
Agreement at its sole and complete discretion. Executive acknowledges the Company's right to administer this Agreement and agrees to be bound by any administrative actions by the Company that are consistent with this Agreement and taken in good faith.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first above written this 20th day of March, 2002.


                                   BANKUNITED FINANCIAL CORPORATION


                                   By:    Humberto L. Lopez
                                          -----------------------------------

                                   Title: Senior Executive Vice President and
                                          -----------------------------------
                                          Chief Financial Officer
                                          -----------------------------------

                                   EXECUTIVE

                                   /s/ Alfred R. Camner
                                   ------------------------------------------

                 TRUST UNDER DEFERRED COMPENSATION AGREEMENTS


     THIS TRUST AGREEMENT (the "Trust Agreement") made this 20th day of March, 2002, by and between BankUnited Financial Corporation (the "Company") and Robert Lurie (The "Trustee");

     WHEREAS, the Company has entered into certain deferred compensation arrangements with Alfred R. Camner (the "Participant"), which are listed on Exhibit A, attached hereto (the "Agreements"), as a method to defer compensation;

     WHEREAS, the Company has incurred or expects to incur liability under the terms of such Agreements with respect to the Participant;

     WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute assets to the Trust, that shall be held therein, to serve as a source of assets to assist the Company in meeting its obligations under the Agreements, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as defined below;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Agreements as unfunded arrangements maintained for the purpose of providing deferred compensation for the Participant;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     SECTION 1. ESTABLISHMENT OF TRUST

     (a) The Trust shall consist of such sums of money and other property acceptable to the Trustee as from time to time may be paid or delivered to the Trustee by the Company immediately following the date hereof or from time to time in the future, as determined by the Company, or as otherwise may be required hereunder or under the Agreements. All such money and other property, all investments and reinvestment made therewith or proceeds thereof and all earnings and profits (less losses) thereon, less all payments and charges as authorized herein, for the Trust are hereinafter collectively referred to as the "Trust Fund." The Trust Fund shall be held by the Trustees and shall be dealt with in accordance with the provisions of this Trust Agreement for the purposes of investing the assets of the Trust.

     (b) Subject to Section 2(c) of Trust Agreement, the Trust hereby established shall become irrevocable upon contribution by the Company of any assets or property to the Trust pursuant to this Section 1.

     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes set forth in the Agreements and general creditors as herein set forth. Agreements' Participant and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreements and this Trust Agreement shall be mere unsecured contractual rights of the Agreements' Participant and his beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Agreements' Participant or beneficiary shall have any right to compel such additional deposits.

     SECTION 2. PAYMENTS TO AGREEMENTS' PARTICIPANT AND HIS BENEFICIARIES.

     (a) The amount, form and timing of all benefits and other payments to the Participant and his beneficiaries shall be governed by the terms of the Agreements. The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Agreements' participant (and his beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Agreements), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Agreements' Participant and his beneficiaries in accordance with such Payment Schedule. With respect to the payments to Agreements' Participant, the Company shall be solely responsible for determining the amounts of income that are taxable and reportable, determining the nature and amounts of taxes to be withheld and for withholding, remitting and reporting all such income and taxes to the applicable government taxing authorities. The Trustee shall have no duties with respect thereto.

     (b) The entitlement of the Agreements' Participant or his beneficiaries to benefit under the Agreement shall be determined by the Company or such party as it shall designate under the Agreements, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Agreements.

     (c) The Company may make payment of benefits directly to Agreements' participant or his beneficiaries as they become due under the terms of the Agreements. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Participant or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Agreements, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

     SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

     (a) The Trustee shall cease payment of benefits to the Agreements' Participant and his beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          (1) The Board of Directors of the Company shall have the duty to inform the Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustees shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Agreement Participant or his beneficiaries.

          (2) Unless Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that Company is Insolvent, the Trustee shall have no duty to inquire whether Company is Insolvent. The Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to the Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustees shall discontinue payments to Agreements' Participant or his beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Agreements' Participant or his beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Agreements or otherwise.

          (4) The Trustee shall resume the payment of benefits to Agreements' Participant or his beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee have determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Agreements' Participant or his beneficiaries under the terms of the Agreements for the period of such discontinuance, less the aggregate amount of any payments made to Agreements' Participant or his beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     SECTION 4. PAYMENTS TO COMPANY.

     Except as provided in Section 2(c) hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Agreements' Participants and his beneficiaries pursuant to the terms of the Agreements.

     SECTION 5. INVESTMENT AUTHORITY.

     (a) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Agreements' Participant, except that voting rights with respect to the Trust assets will be exercised in accordance with the Agreements, and dividend rights with respect to Trust assets will rest in accordance with the Agreements.

     (b) The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     SECTION 6. DISPOSITION OF INCOME.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     SECTION 7. ACCOUNTING BY TRUSTEE.

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve the account either by written notice or approval delivered to the Trustee or by failure to object in writing to the Trustee within ninety (90) days from the date on which the account was delivered to the Trustee. Upon receipt of written approval of the accounting, or upon expiration of the 90-day period without written objections, the account shall be approved, and the Trustee shall be released and discharged with respect to the account as if the account had been settled and allowed by a decree of a court of competent jurisdiction. Nothing contained herein, however, shall be deemed to preclude the Trustee from having its account settled by a court of competent jurisdiction.

     SECTION 8. RESPONSIBILITY OF TRUSTEE.

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Agreements or this Trust and is given in writing by the Company; and provided further that the Trustee shall incur no liability to any person for any reasonable action or failure to act taken pursuant to a reasonable determination of the existence or nonexistence of an event of Insolvency pursuant to Section 3 of this Trust Agreement. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (e) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     SECTION 9.  COMPENSATION AND EXPENSES OF TRUSTEE.

     (a) The Company shall pay all administrative and Trustee's fees and expenses.

     (b) The Company shall pay the Trustee such compensation for its services as is set forth in the Fee Schedule attached hereto and as may thereafter be agreed upon in writing from time to time by the Company and the Trustee. Such compensation shall be paid directly by the Company.

     SECTION 10. RESIGNATION AND REMOVAL OF TRUSTEE.

     (a) The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) The Trustee may be removed by the Company on sixty (60) days notice or upon shorter notice accepted by the Trustee.

     (c) Upon a change in control, as defined herein, the Trustee may not be removed by the Company for ten (10) years.

     (d) If the Trustee resigns or is removed within ten (10) years of a Change in Control, as defined herein, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of the Trustee's resignation or removal.

     (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after the receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment of a successor has been made, the Trustee may apply to a court or competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     SECTION 11. APPOINTMENT OF SUCCESSOR.

     (a) If the Trustee resigns, or is removed, in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, and in accordance with the Agreements, as a successor to replace the Trustee upon resignation or removal. Each such successor trustee, during such period as it shall act as such, shall be bound by all of the provisions hereof, as well as any instructions provided by the Company pursuant to the provisions hereof, shall have the powers and duties conferred upon an individual trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, and shall be deemed to include any successor trustee. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     (b) The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes the successor Trustee.

     SECTION 12. AMENDMENT OR TERMINATION.

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Agreements or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

     (b) Once the Trust has become irrevocable, the Trust shall not terminate until the date on which Agreements' participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Agreements. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

     SECTION 13. CHANGE IN CONTROL.

A Change in Control of the Company ("Change in Control") shall be deemed to have occurred upon the happening of any of the following events:

     (a) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company, respectively, with one or more other persons, other than a transaction following which:

          (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule l3d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule l3d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Bank; and

          (ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule l3d-3 promulgated under the Exchange Act) at least 51 % of the securities entitled to vote generally in the election of directors of the Company;

     (b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or the approval by the stockholders of the Company of any transaction which would result in such an acquisition;

     (c) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution;

     (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

          (i) individuals who were members of the Board of the Company on the date of this Agreement; or

          (ii) individuals who first became members of the Board of the Company the date of this Agreement either:

                (A) upon election to serve as a member of the Board of directors of the Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                (B) upon election by the stockholders of the Board to serve as a member of the board of directors of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; orIn no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, or a subsidiary of the Company, by the Company, or a subsidiary of the Company, or by any employee benefit plan maintained by any of them. For purposes of this Section 13(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     SECTION 14. MISCELLANEOUS

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to the Agreements' Participant and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Florida, unless otherwise preempted by any applicable federal law.

     SECTION 15. EFFECTIVE DATE.

     The effective date of this Trust Agreement shall be March 20, 2002.



ATTEST:                                  BankUnited Financial Corporation


Marc Lipsitz                             By:  Humberto L. Lopez
------------------------                    ------------------------


ATTEST                                   Trustee

 Errin Camner                            By: Robert Lurie
------------------------                    ------------------------

                       BANKUNITED FINANCIAL CORPORATION
                   STOCK OPTION DEFERRED EXERCISE AGREEMENT

April 1, 2002

Mr. Alfred R. Camner
Camner, Lipsitz and Poller, P.A.
500 Biltmore Way
Suite 700
Coral Gables, FL 33134

Re:  Amendment of Nonqualified Stock Option Grants
     ---------------------------------------------

Dear Mr. Camner:

     BankUnited Financial Corporation (the "Company") previously granted to you one or more nonqualified stock options (the "Option" or "Options") to purchase common shares of beneficial interest of the Company (the "Shares") under the BankUnited, a Savings Bank, Non-Statutory 1986 Stock Option Plan, the BankUnited Financial Corporation Non-Statutory 1992 Stock Option Plan, the BankUnited Financial Corporation 1994 Incentive Stock Option Plan and the BankUnited Financial Corporation 1996 Incentive Stock Option and Stock Award Plan (the "Plans") which are still outstanding as of the date of this letter. You have agreed to restructure your compensation from the Company and BankUnited, FSB, a wholly owned subsidiary of the Company, for the period April 1, 2002 to September 30, 2005, to assist the Company in ensuring that all of your compensation for this period is deductible by the Company for federal tax purposes. As part of the restructuring of your compensation you have agreed to defer the receipt of all or a portion of the Shares otherwise payable to you upon the exercise of Options that would expire if not exercised during this period, to the extent that the exercise of the Options would result in your compensation being non-deductible by the Company.

     Attached to this letter is an amendment to all of the nonqualified Options granted to you under the Plans. Your consent to this amendment will permit you to elect to defer the receipt of all or a portion of the Shares otherwise payable upon the exercise of the Options. Set forth below is a brief description of the tax treatment of this deferral election as well as some of the more significant features and requirements of the deferral election. This information is only a summary and we encourage you to consult with your tax advisor about the specific impact of the deferral election on your taxes.

     When you exercise an Option that is subject to a deferral election, you must "pay" the exercise price by certifying that you (i) own Shares with a fair market value equal to the exercise price of the Option (the "Exchange Shares"),
(ii) have owned these Exchange Shares for at least six months, and (iii) that you have not used these Exchange Shares as "payment" of an exercise price under the Plan in the previous six months. You will not have to turn these Exchange Shares over to the Company. The number of Shares that you would have received upon exercise of the Option if you had not made the deferral election less the number of Shares that have an aggregate fair market value on the date of exercise equal to the exercise price are the so-called

"Excess Shares." When the Company distributes a cash dividend to its shareholders, the Company will pay you the dividend with respect to the Excess Shares. The Company will hold the Excess Shares in an irrevocable grantor's trust and distribute such Shares to you in accordance with your deferral election, subject to the claims of the Company's creditors in the event of the insolvency of the Company.

     Ordinarily, upon the exercise of the Option, you must recognize as ordinary taxable income the amount by which the fair market value of the Shares on the date of exercise exceeds the exercise price. If you elect to defer receipt of the Shares upon exercise, your recognition of ordinary income will be postponed until you actually receive the Excess Shares. The fair market value of the Excess Shares on the date on which you actually receive them will then be
                                       -------- -------
treated as ordinary compensation income.  Any cash amounts that you receive as a
                                          --------------------------------------
result of the distribution of a cash dividend will also be treated as ordinary
------------------------------------------------------------------------------
compensation income when you actually receive such amounts.  When you sell the
----------------------------------------------------------
Exchange Shares or the Excess Shares, you will realize capital gain or loss (long-term or short-term, depending on the length of time the Shares were held) in an amount equal to the difference between your tax basis in the Shares and the selling price. For the Exchange Shares, your tax basis will ordinarily remain the same as it was immediately prior to the exercise. For the Excess Shares, your tax basis will ordinarily be the fair market value of the Shares at the time you received them.

     Generally, in order to benefit from this deferred tax treatment, you must complete and return an irrevocable deferral election form on or before December 1st of the calendar year prior to the year of the exercise. However, because you first became eligible to defer Shares in connection with the restructuring of your Company compensation pursuant to action of the Company's Board of Directors on March 20, 2002, for options exercised after that date, you may make an irrevocable deferral election to defer the receipt of any Shares from exercises of your Option which occur between May 1, 2002 and September 30, 2002. To take advantage of this deferral opportunity for exercises made by you between May and September 2002, you must complete and return an irrevocable deferral election form on or before April 19, 2002. In addition, to take advantage of the deferral opportunity for the 2003, 2004, and 2005 Company fiscal year (October 1 to September 30 ), you must complete and return an irrevocable deferral election form on or before September 1, 2002 and the September 1 of each calendar year thereafter. (Deferral election forms for Options that will be exercised between May 1, 2002 and September 30, 2002, and those to be exercised in the Company's 2003, 2004 and 2005 fiscal years, are enclosed.)

     On your deferral election form, you will specify when and at what intervals you wish to receive a distribution of your Excess Shares. The date you specify may be no earlier than the first to occur of October 1, 2005 or three years from the date of the deferred exercise of the Options. You may subsequently amend the designated distribution date of the Excess Shares by filing an amendment with the Committee no later than 12 months prior to the date you originally designated for distribution. You may only amend your distribution date twice.
     You may elect to have the Excess Shares distributed to you in a single distribution, or over a period of time, not to exceed five annual installments. The Excess Shares will be distributed to you in accordance with your election. However, if you terminate employment prior to the date on which you are entitled to a distribution of Excess Shares, the Excess Shares will be distributed to you soon after your termination of employment, regardless of any election you made. In addition, in the event of a Change in Control (as defined in section 11 of your employment agreement with the Company, dated April 1, 2002) the Excess Shares will be distributed to you regardless of any election you made.

     If the Committee determines that you have encountered an unforeseeable hardship (as defined in your Option), you may have distributed to you as many Shares as necessary to alleviate your hardship up to the number of your Excess Shares.

     If you die before your Excess Shares have been fully distributed, the beneficiary designated on your deferral election form will receive a distribution of a number of Shares equal to your remaining Excess Shares as soon as administratively practicable after your death. If your beneficiary predeceases you or if, for some reason, you have not designated a beneficiary, your Excess Shares will be paid to your surviving spouse, or, if none, your estate.

     After you have read the attached amendment, please provide your consent to the amendment, sign and date all three copies the amendment where indicated and return it to Roberto Diaz, Vice President and Controller, BankUnited, FSB. When you do so, the amendment will become part of all of your outstanding Option grants. Please note that consenting to this amendment does not obligate you to make an irrevocable election to defer any future grants. You may only make such an irrevocable election by completing the attached deferral election form and returning it to Roberto Diaz, Vice President and Controller, BankUnited, FSB, within the applicable time in advance of an Option exercise.

     If you have any questions, please call Roberto Diaz at (305) 231-6407.

Sincerely,

/s/ Humberto L. Lopez
Humberto Lopez
Senior Executive Vice President
and Chief Financial Officer

                          AMENDMENT TO ALL OUTSTANDING
                      NONQUALIFIED STOCK OPTION GRANTS TO
                                ALFRED R. CAMNER
                                     UNDER
   THE BANKUNITED, A SAVINGS BANK, NON-STATUTORY 1986 STOCK OPTION PLAN, THE BANKUNITED FINANCIAL CORPORATION NON-STATUTORY 1992 STOCK OPTION PLAN, THE BANKUNITED FINANCIAL CORPORATION 1994 INCENTIVE STOCK OPTION PLAN AND THE
  BANKUNITED FINANCIAL CORPORATION 1996 INCENTIVE STOCK OPTION AND STOCK AWARD
                                      PLAN

     This AMENDMENT, dated as of April 1, 2002, is delivered by BankUnited Financial Corporation (the "Company") to Alfred R. Camner (the "Grantee").

     1. All of the outstanding grants of nonqualified stock options (collectively "the Options") held by the Grantee under the BankUnited, a Savings Bank, Non-Statutory Stock 1986 Stock Option Plan, the BankUnited Financial Corporation Non-Statutory 1992 Stock Option Plan, the BankUnited Financial Corporation 1994 Incentive Stock Option Plan and the BankUnited Financial Corporation 1996 Incentive Stock Option and Stock Award Plan (collectively the "Plans") are hereby amended by adding a new Paragraph 5A immediately following the existing Paragraph 5 as follows:

           "5A. Exercise Deferral.  Subject to the terms of Paragraphs 2 and 4
                -----------------
           hereof, the Grantee may irrevocably elect on a deferral election form to be provided by the Committee to defer receipt of all or a portion of the Excess Shares (as defined below) pursuant to the exercise of the Option, subject to such rules and procedures as the Committee deems appropriate. For purposes of this Paragraph, the Excess Shares are the number of shares of Stock(rounded to the nearest share) equal to (i) the excess of (x) the fair market value per share at the date
                      ------
           of exercise multiplied by the number of exercised shares over (y) the
                                                                    ----
           aggregate exercise price of the shares so purchased, divided by (ii) the fair market value per share at the date of exercise.

           (a) Such deferral election form must be provided to the Committee or its designee by the first day of September of the Company's fiscal year (October 1 to September 30) prior to the beginning of the Company's fiscal year in which the Option is exercised. Notwithstanding the foregoing, the Grantee may elect to defer the receipt of any Excess Shares distributable to the Grantee for exercises of the Option that occur between May 1 and September 30 of the fiscal year of the effective date of this Amendment; provided that the Grantee returns a deferral election form to the Committee or its designee prior to April 19, 2002.

           (b) Any election hereunder shall apply only to the extent that payment of the exercise price for the Option is satisfied by surrender (including a constructive surrender) of shares of unrestricted Stock owned by the Grantee having a fair market value on the date of exercise equal to the exercise price, provided that such shares have been owned by the Grantee for at least six months prior to the exercise and have not been constructively surrendered as payment of an exercise price under the Plan in the six months prior to exercise.

          (c) In the event a cash dividend is declared and distributed with respect to the Stock, the Company shall pay to the Grantee cash in an amount equal to the amount of the aggregate cash dividend that would have been distributed on the Stock represented by the Excess Shares.

          (d) Unless otherwise determined by the Committee, in the event of a change in the Stock (as described in Paragraph 8), the number of the Excess Shares shall be adjusted in the same manner as the Stock is adjusted.

          (e) The Grantee shall receive a number of shares of Stock equal to the number of Excess Shares at such time and in such intervals as specified on the Grantee's deferral election form. In no event shall the date selected be earlier than the first to occur of October 1, 2005 or the first day of the third fiscal year of the Company following the fiscal year in which the Grantee made the initial election on his deferral election form. The Grantee may subsequently amend the intended date of distribution to a date later than the date initially chosen for distribution by filing an amendment with the Committee no later than twelve (12) months prior to the initial distribution date. The Grantee may file an amendment to defer receipt of the Excess Shares under this subparagraph (e) only twice, and each amendment must provide for a distribution of the Grantee's Excess Shares on a date that is later than the distribution date the Grantee previously elected.

          (f) In the event that the Grantee's employment with the Company terminates prior to the date on which the Excess Shares would otherwise be distributed, Shares will be distributed as soon as administratively practicable after termination, without regard to the Grantee's elections.

          (g) In the event of a Change in Control of the Company (as defined in Section 11 of the employment agreement dated April 1, 2002 by an between the Grantee and the Company) prior to the date on which the Excess Shares would otherwise be distributed, Shares will be distributed as soon as administratively practicable after the change in control, without regard to the Grantee's elections.

          (h) Prior to the date the Grantee becomes entitled to any distribution under this Paragraph 5A, the Grantee may request, and the Committee, in its sole discretion, may approve, a withdrawal of all or a portion of the Grantee's Excess Shares on account of an unforeseeable financial emergency that gives rise to an unexpected need for cash arising from illness, casualty loss, sudden financial reversal, or another unforeseeable occurrence (a "Hardship"). The Committee shall review the Grantee's request and determine the extent, if any, to which such request is justified. It is intended that the Committee's determination as to whether the Grantee has suffered a Hardship shall be made consistent with the requirements for an "unforeseeable emergency," within the meaning of Section 457(d) of the Code. Any such withdrawal shall be limited to the amount reasonably necessary to meet the Hardship.

          (i) In the event of the Grantee's death prior to the complete distribution of his Excess Shares, a number of shares of Stock equal to the number of Excess Shares shall be distributed to the Grantee's beneficiary designated on the deferral election form in a single distribution as soon as administratively practicable following the Grantee's death. If the Grantee's beneficiary predeceases the Grantee or if no beneficiary has been designated then for purposes of this subparagraph (j), the Grantee's beneficiary shall be his surviving spouse, or, if none, his estate.

          (j) The obligation of the Company under this Paragraph 5A shall constitute a general, unsecured obligation, payable solely out of general assets of the Company, and anything contained herein to the contrary notwithstanding, until delivery of Shares is made to the Grantee, or the Grantee's beneficiary hereunder, neither the Grantee nor the Grantee's beneficiary shall have any right to, or property interest in, any Shares or other specific assets of the Company. However, the Company shall hold Shares equal to the number of the Grantee's Excess Shares in the BankUnited Financial Corporation Irrevocable Grantor Trust for the Benefit of Alfred
               R. Camner, an irrevocable grantor's trust established by the Company for the purpose of paying such Shares to the Grantee in accordance with the terms of this Paragraph 5A, subject to the claims of the Company's creditors in the event of the insolvency of the Company.

     2. In all respects not amended, the Options are hereby ratified and confirmed.

     As evidence of the Grantee's consent to the adoption of the amendment set forth herein, the Company and the Grantee have executed this Amendment as of the date set forth below:

                        BANKUNITED FINANCIAL CORPORATION

                                    BY: /s/ Humberto L. Lopez
                                       ----------------------
                                         March 20, 2002
                                    -------------------------
                                    Date


                                    GRANTEE

                                    /s/ Alfred R. Camner
                                    -------------------------
                                    [Name]

                                      March 20, 2002
                                    -------------------------
                                    Date

                           NONQUALIFIED STOCK OPTION
                        EXERCISE DEFERRAL ELECTION FORM
                    FOR OPTIONS GRANTED TO ALFRED R. CAMNER
                                     UNDER
     THE BANKUNITED, A SAVINGS BANK, NON-STATUTORY 1986 STOCK OPTION PLAN,
   THE BANKUNITED FINANCIAL CORPORATION NON-STATUTORY 1992 STOCK OPTION PLAN, THE BANKUNITED FINANCIAL CORPORATION 1994 INCENTIVE STOCK OPTION PLAN AND
THE BANKUNITED FINANCIAL CORPORATION 1996 INCENTIVE STOCK OPTION AND STOCK AWARD
                                      PLAN
           TO BE EXERCISED BETWEEN MAY 1, 2002 AND SEPTEMBER 30, 2002

Complete the following (any election to defer options to be exercised between May 1, 2002 and September 30, 2002, must be made no later than April 19, 2002):

     Pursuant to, and subject to the terms of, the amendment to my outstanding nonqualified stock options dated April 1, 2002, I hereby irrevocably elect to defer the Excess Shares attributable to any non-qualified stock option exercised by me between May 1, 2002 and September 30, 2002, for the specific grants indicated below:

     Grant Date:_________  Expiration Date:__________ Purchase Price:__________

     Grant Date:_________  Expiration Date:__________ Purchase Price:__________

     Grant Date:_________  Expiration Date:__________ Purchase Price:__________

     Grant Date:_________  Expiration Date:__________ Purchase Price:__________

     Grant Date:_________  Expiration Date:__________ Purchase Price:__________

     Grant Date:_________  Expiration Date:__________ Purchase Price:__________

     Grant Date:_________  Expiration Date:__________ Purchase Price:__________

     Grant Date:_________  Expiration Date:__________ Purchase Price:__________

     Grant Date:_________  Expiration Date:__________ Purchase Price:__________

     Grant Date:_________  Expiration Date:__________ Purchase Price:__________

     I elect to have the Excess Shares distributed to me on _________, ______ (must be no earlier than October 1, 2005), and understand that if I terminate employment from BankUnited Financial Corporation prior to the date I selected above, I will receive a distribution of the Excess Shares after I terminate employment. I further understand that if there is a Change in Control of BankUnited Financial Corporation prior to (i) the date I selected above, or (ii) my termination of employment with BankUnited Financial Corporation, as soon as administratively practicable following such Change in Control I will receive a distribution of the Excess Shares.

                                 FORM OF DISTRIBUTION

I hereby elect to have any Excess Shares attributable to a deferred stock option exercise paid to me in the following form:

[_]  In a single distribution at the distribution time stated above .

[_] In substantially equal annual installments over a period of _________ years (not more than 5) with the first installment being made at the distribution time selected above and the remaining installments being made each anniversary thereof.

                            BENEFICIARY DESIGNATION

     Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance of my Excess Shares:

     ___________________________               ______________________________
               Name                                        Address


Contingent Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance of my Excess Shares if the Beneficiary listed above dies before the entire balance of my Excess Shares have been distributed.

     ___________________________               ______________________________
               Name                                        Address

     This election supersedes any prior election I have made under the Plan.

                               GRANTEE SIGNATURE

________________________
[NAME]

Date:______________

Receipt Acknowledged:

By:____________________

Title:__________________                             Date:__________________

                           NONQUALIFIED STOCK OPTION
                        EXERCISE DEFERRAL ELECTION FORM
                    FOR OPTIONS GRANTED TO ALFRED R. CAMNER
                                     UNDER
     THE BANKUNITED, A SAVINGS BANK, NON-STATUTORY 1986 STOCK OPTION PLAN,
  THE BANKUNITED FINANCIAL CORPORATION NON-STATUTORY 1992 STOCK OPTION PLAN,
   THE BANKUNITED FINANCIAL CORPORATION 1994 INCENTIVE STOCK OPTION PLAN AND
THE BANKUNITED FINANCIAL CORPORATION 1996 INCENTIVE STOCK OPTION AND STOCK AWARD
                                     PLAN
        TO BE EXERCISED BETWEEN OCTOBER 1, 2002 AND SEPTEMBER 30, 2003

Complete the following (any election to defer options to be exercised between October 1, 2002 and September 30, 2003, must be made no later than September 1,
2002):

     Pursuant to, and subject to the terms of, the amendment to my outstanding nonqualified stock options dated April 1, 2002, I hereby irrevocably elect to defer the Excess Shares attributable to any non-qualified stock option exercised by me between October 1, 2002 and September 30, 2003, for the specific grants indicated below:

     Grant Date:________  Expiration Date:_________  Purchase Price:___________

     Grant Date:________  Expiration Date:_________  Purchase Price:___________

     Grant Date:________  Expiration Date:_________  Purchase Price:___________

     Grant Date:________  Expiration Date:_________  Purchase Price:___________

     Grant Date:________  Expiration Date:_________  Purchase Price:___________

     Grant Date:________  Expiration Date:_________  Purchase Price:___________

     Grant Date:________  Expiration Date:_________  Purchase Price:___________

     Grant Date:________  Expiration Date:_________  Purchase Price:___________

     Grant Date:________  Expiration Date:_________  Purchase Price:___________

     Grant Date:________  Expiration Date:_________  Purchase Price:___________

     I elect to have the Excess Shares distributed to me on _________, ______ (must be no earlier than October 1, 2005), and understand that if I terminate employment from BankUnited Financial Corporation prior to the date I selected above, I will receive a distribution of the Excess Shares after I terminate employment. I further understand that if there is a Change in Control of BankUnited Financial Corporation prior to (i) the date I selected above, or (ii) my termination of employment with BankUnited Financial Corporation, as soon as administratively practicable following such Change in Control I will receive a distribution of the Excess Shares.

                             FORM OF DISTRIBUTION

     I hereby elect to have any Excess Shares attributable to a deferred stock option exercise paid to me in the following form:

[_]  In a single distribution at the distribution time stated above .

[_] In substantially equal annual installments over a period of _________ years (not more than 5) with the first installment being made at the distribution time selected above and the remaining installments being made each anniversary thereof.

                            BENEFICIARY DESIGNATION

     Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance of my Excess Shares:

     _________________________                   _________________________
               Name                                      Address

Contingent Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance of my Excess Shares if the Beneficiary listed above dies before the entire balance of my Excess Shares have been distributed.

     _________________________                   _________________________
               Name                                      Address

     This election supersedes any prior election I have made under the Plan.

                               GRANTEE SIGNATURE

________________________
[NAME]

Date:______________

Receipt Acknowledged:

By:____________________

Title:__________________                       Date:__________________

                           NONQUALIFIED STOCK OPTION
                        EXERCISE DEFERRAL ELECTION FORM
                    FOR OPTIONS GRANTED TO ALFRED R. CAMNER
                                     UNDER
       THE BANKUNITED, A SAVINGS BANK, NON-STATUTORY 1986 STOCK OPTION
                                     PLAN,
        THE BANKUNITED FINANCIAL CORPORATION NON-STATUTORY 1992 STOCK
                                 OPTION PLAN,
          THE BANKUNITED FINANCIAL CORPORATION 1994 INCENTIVE STOCK
                               OPTION PLAN; AND
          THE BANKUNITED FINANCIAL CORPORATION 1996 INCENTIVE STOCK
                          OPTION AND STOCK AWARD PLAN
         TO BE EXERCISED BETWEEN OCTOBER 1, 2003 AND SEPTEMBER 30, 2004

Complete the following (any election to defer options to be exercised between October 1, 2003 and September 30, 2004, must be made no later than September 1,
2003):

     Pursuant to, and subject to the terms of, the amendment to my outstanding nonqualified stock options dated April 1, 2002, I hereby irrevocably elect to defer the Excess Shares attributable to any non-qualified stock option exercised by me between October 1, 2003 and September 30, 2004, for the specific grants indicated below:

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     I elect to have the Excess Shares distributed to me on _________, ______ (must be no earlier than October 1, 2005), and understand that if I terminate employment from BankUnited Financial Corporation prior to the date I selected above, I will receive a distribution of the Excess Shares after I terminate employment. I further understand that if there is a Change in Control of BankUnited Financial Corporation prior to (i) the date I selected above, or (ii) my termination of employment with BankUnited Financial Corporation, as soon as administratively practicable following such Change in Control I will receive a distribution of the Excess Shares.

                             FORM OF DISTRIBUTION

I hereby elect to have any Excess Shares attributable to a deferred stock option exercise paid to me in the following form:

[_]  In a single distribution at the distribution time stated above .

[_] In substantially equal annual installments over a period of _________ years (not more than 5) with the first installment being made at the distribution time selected above and the remaining installments being made each anniversary thereof.

                            BENEFICIARY DESIGNATION

     Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance of my Excess Shares:

     _______________________________        _______________________________
                 Name                                   Address



Contingent Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance of my Excess Shares if the Beneficiary listed above dies before the entire balance of my Excess Shares have been distributed.

     _______________________________        _______________________________
                 Name                                   Address

     This election supersedes any prior election I have made under the Plan.

                               GRANTEE SIGNATURE

________________________
[NAME]

Date:______________

Receipt Acknowledged:

By:_____________________

Title:__________________        Date:__________________

                           NONQUALIFIED STOCK OPTION
                        EXERCISE DEFERRAL ELECTION FORM
                    FOR OPTIONS GRANTED TO ALFRED R. CAMNER
                                     UNDER
       THE BANKUNITED, A SAVINGS BANK, NON-STATUTORY 1986 STOCK OPTION
                                     PLAN,
        THE BANKUNITED FINANCIAL CORPORATION NON-STATUTORY 1992 STOCK
                                 OPTION PLAN,
          THE BANKUNITED FINANCIAL CORPORATION 1994 INCENTIVE STOCK
                                OPTION PLAN AND
          THE BANKUNITED FINANCIAL CORPORATION 1996 INCENTIVE STOCK
                          OPTION AND STOCK AWARD PLAN
         TO BE EXERCISED BETWEEN OCTOBER 1, 2004 AND SEPTEMBER 30, 2005

Complete the following (any election to defer options to be exercised between October 1, 2004 and September 30, 2005, must be made no later than September 1,
2004):

     Pursuant to, and subject to the terms of, the amendment to my outstanding nonqualified stock options dated April 1, 2002, I hereby irrevocably elect to defer the Excess Shares attributable to any non-qualified stock option exercised by me between October 1, 2004 and September 30, 2005, for the specific grants indicated below:

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     Grant Date:__________  Expiration Date:___________ Purchase Price:________

     I elect to have the Excess Shares distributed to me on _________, ______ (must be no earlier than October 1, 2005), and understand that if I terminate employment from BankUnited Financial Corporation prior to the date I selected above, I will receive a distribution of the Excess Shares after I terminate employment. I further understand that if there is a Change in Control of BankUnited Financial Corporation prior to (i) the date I selected above, or (ii) my termination of employment with BankUnited Financial Corporation, as soon as administratively practicable following such Change in Control I will receive a distribution of the Excess Shares.

                             FORM OF DISTRIBUTION

I hereby elect to have any Excess Shares attributable to a deferred stock option exercise paid to me in the following form:

[_]  In a single distribution at the distribution time stated above .

[_] In substantially equal annual installments over a period of _________ years (not more than 5) with the first installment being made at the distribution time selected above and the remaining installments being made each anniversary thereof.

                            BENEFICIARY DESIGNATION

     Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance of my Excess Shares:

     _______________________________        _______________________________
                 Name                                   Address


Contingent Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance of my Excess Shares if the Beneficiary listed above dies before the entire balance of my Excess Shares have been distributed.

     _______________________________        _______________________________
                 Name                                   Address

     This election supersedes any prior election I have made under the Plan.

                               GRANTEE SIGNATURE

________________________
[NAME]

Date:______________

Receipt Acknowledged:

By:_____________________

Title:__________________        Date:__________________

                        BANKUNITED FINANCIAL CORPORATION
                        CONSTRUCTIVE EXERCISE OF OPTIONS
                                      WITH
                    BANKUNITED FINANCIAL CORPORATION SHARES
                                    FOR THE
       THE BANKUNITED, A SAVINGS BANK, NON-STATUTORY 1986 STOCK OPTION
                                     PLAN,
        THE BANKUNITED FINANCIAL CORPORATION NON-STATUTORY 1992 STOCK
                                 OPTION PLAN,
          THE BANKUNITED FINANCIAL CORPORATION 1994 INCENTIVE STOCK
                                OPTION PLAN AND
          THE BANKUNITED FINANCIAL CORPORATION 1996 INCENTIVE STOCK
                          OPTION AND STOCK AWARD PLAN


     I, Alfred R. Camner, hereby certify: (i) that I own ___________common shares of beneficial interest of BankUnited Financial Corporation (the "Shares"); (ii) that I have owned such Shares for at least six months; and (iii) that I have not used such Shares to constructively exercise any options under the BankUnited Financial Corporation stock option plans listed above within the past six months.


                                                       _________________________
                                                       Grantee Signature

                           Stock Purchase Agreement

                                                                  March 20, 2002



BankUnited Financial Corporation
255 Alhambra Circle
Coral Gables, Florida 33134

     Re: Sale of 23,887 Shares of Series B Preferred Stock of BankUnited Financial Corporation to Alfred R. Camner.

Dear Sir:

     The undersigned, Alfred R. Camner (the "Buyer"), hereby agrees with BankUnited Financial Corporation (the "Company") as follows:

     1. Sale of the Shares. The Buyer hereby agrees to buy from the Company, and the Company hereby agrees to sell to the Buyer, in accordance with the terms stated in this Agreement, 23,887 shares (the "Purchased Shares") of Noncumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock") of the Company. The sale of the Purchased Shares is being effected in accordance with the resolutions of the Compensation Committee of the Board of Directors dated March 20, 2002 to award to the Buyer the right, under Section 6(h) of the 2002 Stock Award and Incentive Plan, to purchase shares of Series B Preferred Stock with a fair market value of $472,007.

     2. Purchase Price. The purchase price per share for the Purchased Shares is $19.76 per share. The total purchase price for the Purchased Shares shall be $472,007, which shall be paid to the Company by the Buyer in cash at the time that the Buyer executes this Agreement.

     3. Delivery of Certificates Representing the Purchased Shares. Certificates representing the Purchased Shares shall be delivered to the Buyer as soon as practicable after the payment of the purchase price. On completion of the sale of the Purchased Shares, the Purchased Shares will be validly issued, fully paid and non-assessable.

     4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Company as follows:

          (a) The Buyer is acquiring the Purchased Shares for his own account for investment purposes only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act").

          (b) The Buyer understands that the Purchased Shares have not been registered under the Act or the securities laws of any other state or jurisdiction in reliance upon specific exemptions from registration thereunder, and it agrees that its Purchased Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Act and applicable state securities laws. The Buyer has been advised that the Company has no obligation and does not intend to cause the Purchased Shares to be registered under the Act or to comply with any exemption under the Act, including but not limited to that set forth in Rule 144 promulgated under the Act, which would permit the Purchased Shares to be sold by the Buyer. The Buyer understands that it is not anticipated that there will be any market for resale of the Purchased Shares and that it may not be possible for the Buyer to liquidate an investment in the Purchased Shares. The Buyer understands the legal consequences of the foregoing to mean that it must bear the economic risk of its investment in the Purchased Shares for an indefinite period of time.

          (c) The Buyer understands that the certificates evidencing the Purchased Shares will bear the following legends:

               (i) The shares represented by this certificate have been acquired directly or indirectly from the Issuer without having been registered under the Securities Act of 1933, as amended (the "Act"), or the securities or blue sky laws of any state or other jurisdiction, and are "restricted securities," as that term is defined under Rule 144 promulgated under the Act. The shares represented by this certificate may not be sold, transferred, pledged, gifted, hypothecated or otherwise disposed of in any manner, either in part or in whole (a "Transfer"), unless (i) they are registered under the Act and the securities or blue sky laws of any applicable state or other jurisdiction or (ii) the request for the Transfer is accompanied by a favorable opinion of legal counsel for the Issuer stating that the Transfer will not result in a violation of the Act and the securities or blue sky laws of any applicable state or other jurisdiction;

               (ii) The registered owner of the shares represented by this certificate is an "affiliate" of the Issuer for purposes of the Securities Act of 1933, as amended (the "Act"). Accordingly, the shares represented by this certificate may not be transferred in any manner, either in part or in whole (a "Transfer"), unless (i) they are registered under the Act and the securities or blue sky laws of any applicable state or other jurisdiction or (ii) the request for the Transfer is accompanied by a favorable opinion of legal counsel for the Issuer stating that the Transfer will not result in a violation of the Act and the securities or blue sky laws of any applicable state or other jurisdiction; and

               (iii) The shares represented by this certificate may not be transferred in any manner (a "Transfer") unless (i) the Transfer complies with the insider/employee trading policy of the Issuer (the "Policy"); and
     (ii) the request for the Transfer is accompanied by a favorable opinion of legal counsel for the Issuer stating that the Transfer will not result in a violation of the Policy. A copy of the Policy is on file with the Secretary of the Issuer and may be inspected during normal business hours at the executive office of the Issuer.

          (d) The Buyer has the financial ability to bear the economic risk of an investment in the Shares, has adequate means of providing for his current needs and personal contingencies, has no need for liquidity in such investment and could afford a complete loss of such investment.

          (e) The Buyer is the Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of the Company, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company.

          (f) The Buyer understands that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Purchased Shares.

          (g) The Buyer understands and agrees that the Company will direct the Transfer Agent for the Purchased Shares to place a stop transfer instruction against the certificate(s) representing the Purchased Shares and will instruct such Transfer Agent to refuse to effect any transfer thereof in the absence of a Registration Statement declared effective by the Securities and Exchange Commission and any applicable state authorities with respect to the Purchased Shares or an opinion of the Company's counsel that such transfer is exempt from registration under the Act and any applicable other securities laws. The Buyer understands that the Company is under no obligation whatsoever to furnish a registration of the Purchased Shares under the Act or any applicable other securities laws or to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to remain subject to, or current in, any of its reporting obligations under, the Exchange Act.

     5. Adjustment for Stock Split. All references to the number of Purchased Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or other change in the Purchased Shares which may be made by the Company after the date of this Agreement prior to the issuance to the Buyer of certificates representing the Purchased Shares.

     6.   General Provisions.

          (a) The laws of the State of Florida shall govern this Agreement. This Agreement represents the entire Agreement between the parties with respect to the purchase of the Purchased Shares by the Buyer and may only be modified or amended in writing signed by all parties.

          (b) Any notice, demand or request required or permitted to be given be given by the parties hereto pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class, with postage prepaid, and addressed to the parties at the addresses of the parties set forth herein or such other address as a party may notify the others in writing.

          (c) Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to such party under the circumstances.

          (d) The Buyer agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purpose or intent of this Agreement.

          (e) This Agreement shall be binding upon and inure to the benefit of the Buyer and his successors but shall not be assignable by the Buyer without the prior written consent of the Company. This Agreement shall inure to the benefit of the Company and shall be binding upon it and its successors and assigns.

                                                     Very truly yours,



                                                      /s/ Alfred R. Camner
                                                     ----------------------
                                                     Alfred R. Camner

                                                     Buyer address:

                                                     550 Biltmore Way
                                                     Suite 700
                                                     Coral Gables, FL 33134



Accepted and agreed to
as of the above date.

BankUnited Financial Corporation



By: /s/ Humberto L. Lopez
    -----------------------------------
Name:   Humberto L. Lopez
      ---------------------------------
Title:  Senior Executive Vice President
       --------------------------------
        and Chief Financial Officer
        -------------------------------

                         AGREEMENT TO EXCHANGE SHARES



                                                                  March 20, 2002



BankUnited Financial Corporation
255 Alhambra Circle
Coral Gables, Florida  33134

     Re: Exchange of 104,715 shares of Class A Common Stock for of 70,001 Shares of Series B Preferred Stock

Dear Sir:

     Whereas, BankUnited Financial Corporation (the "Company") has awarded Alfred R. Camner (the "Executive") the right under the Company's 2002 Stock Award and Incentive Plan (the "Plan) the right to exchange shares of Class A Common Stock owned by the Reporting Person for shares of Noncumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock") issued under the Plan, the executive hereby agrees with the Company as follows:

     1. Exchange of the Shares. The Executive hereby agrees to exchange, and the Company hereby agrees to deliver to the Executive, in accordance with the terms stated in this Agreement, 104,715 shares Class A Common Stock (the "Exchanged Shares") of the Company for 70,001 shares of Series B Preferred Stock of the Company (the New Shares"), in accordance with the resolutions of the Compensation Committee of the Board of Directors dated March 20, 2002 awarding to the Executive the right, under Section 6(h) of the Plan, to so acquire the New Shares.

     2. Delivery of Certificates Representing the New Shares. Certificates representing the New Shares shall be delivered to the Executive as soon as practicable after the Executive's delivery of certificates evidencing the 104,715 shares of the Company' Class A Common Stock being tendered in exchange therefor.

     3. (a) The Executive understands that the New Shares have not been registered under the Act or the securities laws of any other state or jurisdiction in reliance upon specific exemptions from registration thereunder, and it agrees that its New Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Act and applicable state securities laws. The Executive has been advised that the Company has no obligation and does not intend to cause the New Shares to be registered under the Act or to comply with any exemption under the Act, including but not limited to that set forth in Rule 144 promulgated under the Act, which would permit the New Shares to be sold by the Executive. The Executive understands that it is not anticipated that there will be any market for resale of the New Shares and that it may not be possible for the Executive to liquidate an investment in the New Shares. The Executive understands the legal consequences of the foregoing to mean that it must bear the economic risk of its investment in the New Shares for an indefinite period of time.

          (b) The Executive understands that the certificates evidencing the New Shares will bear the following legends:

               (i) The shares represented by this certificate have been acquired directly or indirectly from the Issuer without having been registered under the Securities Act of 1933, as amended (the "Act"), or the securities or blue sky laws of any state or other jurisdiction, and are "restricted securities," as that term is defined under Rule 144 promulgated under the Act. The shares represented by this certificate may not be sold, transferred, pledged, gifted, hypothecated or otherwise disposed of in any manner, either in part or in whole (a "Transfer"), unless (i) they are registered under the Act and the securities or blue sky laws of any applicable state or other jurisdiction or (ii) the request for the Transfer is accompanied by a favorable opinion of legal counsel for the Issuer stating that the Transfer will not result in a violation of the Act and the securities or blue sky laws of any applicable state or other jurisdiction;

               (ii) The registered owner of the shares represented by this certificate is an "affiliate" of the Issuer for purposes of the Securities Act of 1933, as amended (the "Act"). Accordingly, the shares represented by this certificate may not be transferred in any manner, either in part or in whole (a "Transfer"), unless (i) they are registered under the Act and the securities or blue sky laws of any applicable state or other jurisdiction or (ii) the request for the Transfer is accompanied by a favorable opinion of legal counsel for the Issuer stating that the Transfer will not result in a violation of the Act and the securities or blue sky laws of any applicable state or other jurisdiction; and

               (iii) The shares represented by this certificate may not be transferred in any manner (a "Transfer") unless (i) the Transfer complies with the insider/employee trading policy of the Issuer (the "Policy"); and (ii) the request for the Transfer is accompanied by a favorable opinion of legal counsel for the Issuer stating that the Transfer will not result in a violation of the Policy. A copy of the Policy is on file with the Secretary of the Issuer and may be inspected during normal business hours at the executive office of the Issuer.

          (c) The Executive understands and agrees that the Company will direct the Transfer Agent for the New Shares to place a stop transfer instruction against the certificate(s) representing the New Shares and will instruct such Transfer Agent to refuse to effect any transfer thereof in the absence of a Registration Statement declared effective by the Securities and Exchange Commission and any applicable state authorities with respect to the New Shares or an opinion of the Company's counsel that such transfer is exempt from registration under the Act and any applicable other securities laws. The Executive understands that the Company is under no obligation whatsoever to furnish a registration of the New Shares under the Act or any applicable other securities laws or to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to remain subject to, or current in, any of its reporting obligations under, the Exchange Act.

     4. Adjustment for Stock Split. All references to the number of New Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or other change in the New Shares which may be made by the Company after the date of this Agreement prior to the issuance to the Executive of certificates representing the New Shares.

     5.   General Provisions.

          (a) The laws of the State of Florida shall govern this Agreement. This Agreement represents the entire Agreement between the parties with respect to the purchase of the New Shares by the Executive and may only be modified or amended in writing signed by all parties.

          (b) Any notice, demand or request required or permitted to be given be given by the parties hereto pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class, with postage prepaid, and addressed to the parties at the addresses of the parties set forth herein or such other address as a party may notify the others in writing.

          (c) Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to such party under the circumstances.

          (d) The Executive agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purpose or intent of this Agreement.

          (e) This Agreement shall be binding upon and inure to the benefit of the Executive and his successors but shall not be assignable by the Executive without the prior written consent of the Company. This Agreement shall inure to the benefit of the Company and shall be binding upon it and its successors and assigns.


                                    Very truly yours,



                                     /s/ Alfred R. Camner
                                    ------------------------------
                                    Alfred R. Camner

                                    Executive address:

                                    550 Biltmore Way
                                    Suite 700
                                    Coral Gables, FL 33134



Accepted and agreed to
as of the above date.

BankUnited Financial Corporation



By: /s/ Humberto L. Lopez
    -----------------------------------
Name:   Humberto L. Lopez
      ---------------------------------
Title:  Senior Executive Vice President
       --------------------------------
        and Chief Financial Officer
        -------------------------------

                                AMENDMENT NO. 1
                                    to the
                       RESTRICTED STOCK AWARD AGREEMENT

     This Amendment No. 1 to the Restricted Stock Award Agreement (this "Amendment") is attached to, and hereby made a part of, the BankUnited Financial Corporation 1996 Incentive Compensation and Stock Award Plan Restricted Stock Award Agreement (the "Restricted Stock Award Agreement") dated December 8, 2001 between BankUnited Financial Corporation (the "Company") and Alfred R. Camner (the "Employee"). This Amendment is effective as of March 20, 2002.

     WHEREAS, the Employee was granted 70,000 shares of the Company's Class A Common Stock (the "Restricted Stock") on December 8, 2002, subject to the restrictions (the "Restrictions") stated in the Restricted Stock Award Agreement; and

     WHEREAS, pursuant to the terms of the Restricted Stock Award Agreement, the Restrictions will expire on one-third of the total number of shares of Restricted Stock on May 1 of each of the years 2002, 2003 and 2004 (rounding down to the nearest whole share and including the remainder on the final expiration date); and

     WHEREAS, the Employee filed an election under (S)83(b) of the Internal Revenue Code with regard to the Restricted Stock; and

     WHEREAS, the Company desires, and the Employee has agreed, to substitute the Restricted Stock with restricted shares of the Company's Noncumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock") which have a value equal the Restricted Stock as determined by the conversion ratio set by the Company's Articles of Incorporation for the conversion of Series B Preferred stock into Class B Common Stock and Class B Common stock into Class A Common Stock; and

     WHEREAS, based on the conversion ratio of 1.4959, (one share of Substituted Stock equals 1,4959 shares of the Restricted Stock), the Restricted Stock will be substituted with 46,794 shares (the "Substituted Stock") of Series B Preferred Stock issued under the Company's 2002 Stock Award and Incentive Plan (the "2002 Plan"); and the restrictions and vesting schedule that currently apply to the Restricted Stock will carry over and continue to apply to the Substituted Stock; and

     WHEREAS, the Company intends for the Substituted Stock to be merely a substitution of the restricted property granted under the Restricted Stock Award Agreement, and not a new grant of restricted stock, and for the 83(b) election previously made on the Restricted Stock to apply to the Substituted Stock.

NOW, THEREFORE, BE IT MUTUALLY UNDERSTOOD AND AGREED AS FOLLOWS:

     The Company shall substitute the 70,000 shares of Restricted Stock with 46,794 shares of Substituted Stock, and the Substituted Stock shall consitute a substitution of the property granted under the Restricted Stock Award Agreement. The Substituted Stock is not intended as, and shall not be, a new grant of restricted stock. The restrictions and vesting schedule originally stated in the Restricted Stock Award Agreement for Restricted Stock shall be applied to the Substituted Stock.

     IN WITNESS WHEREOF, the parties to the Restricted Stock Award Agreement have caused this Amendment to be executed as of the day and year first written above.


                                               BANKUNITED FINANCIAL CORPORATION



                                               By: /s/ Humberto L. Lopez
                                                   ---------------------------


                                               EMPLOYEE



                                              /s/ Alfred R. Camner
                                              --------------------------------
                                               Alfred R. Camner

                          Second Amended And Restated
                           Bank Employment Agreement

          This Second Amended and Restated Employment Agreement ("Agreement") is made and entered into effective as of April 1, 2002 by and between BankUnited, FSB, a savings bank organized and operating under the federal laws of the United states and having an office at 255 Alhambra Circle, Coral Gables, Florida 33134 ("Bank"), and Alfred R. Camner, an individual residing in Pinecrest, Florida ("Executive"). any reference to the "Company" herein shall mean BankUnited Financial Corporation.

                             W i t n e s s e t h :
                             --------------------

          Whereas, the Company, the Bank and the Executive entered into an Employment Agreement dated as of November 14, 1997 ("First Amended and Restated Employment Agreement") pursuant to which the Executive has served as Chairman of the Board, President and Chief Executive Officer and Chief Operating Officer of the company and the Bank; and

          Whereas, section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the applicable regulations thereunder limits the deduction that a corporation can take on its annual corporate tax return for compensation paid to a corporation's chief executive officer to $1 million per year; and

          Whereas, the Company currently anticipates that the compensation scheduled to be paid to the Executive will exceed the $1 million annual limit under section 162(m) for fiscal years 2002, 2003, 2004 and 2006, resulting in the Company's inability to deduct on its annual corporate tax return certain amounts paid to the Executive; and

          Whereas, the Executive has agreed to restructure his scheduled compensation in order that the Company eliminate, to the extent possible, adverse tax consequences in the form of non-deductible compensation under section 162(m); and

          Whereas, the Executive is willing to continue to serve in the employ of the Bank on such basis; and

          Whereas, the Bank and the Executive each hereby agree that in order to achieve the foregoing objectives it is necessary to amend and restate the terms and conditions of the First Amended and Restated Employment Agreement, as set forth herein and for the Company to enter into a separate second amended and restated employment agreement.

          Now, Therefore, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Bank and the Executive hereby agree as follows:

          Section 1.  Employment.

          The Bank agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

          Section 2.  Employment Period; Remaining Unexpired Employment Period.

          (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this Section 2 ("Employment Period"). The Employment Period shall be for a term of three years beginning on the date of this Agreement. Prior to the first anniversary of the date of this Agreement and on or prior to each anniversary date thereafter (each, an "Anniversary Date"), the Board of Directors of the Bank ("Board") shall review the terms of this Agreement and the Executive's performance of services hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Agreement. In such event, the Employment Agreement shall be extended to the third anniversary of the relevant Anniversary Date.

          (b) For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as extended pursuant to Section 2(a) of this Agreement) is then scheduled to expire.

          (c) Nothing in this Agreement shall be deemed to prohibit the Bank at any time from terminating the Executive's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Bank and the Executive in the event of any such termination shall be determined under this Agreement.

          Section 3.  Duties.

          The Executive shall serve as the Chairman of the Board, the President and Chief Executive Officer and the Chief Operating Officer of the Bank, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Bank and as are customarily associated with such position. Except as provided in Section 7 hereof, the Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Bank and shall use his best efforts to advance the interests of the Bank.

          Section 4.  Compensation.

          In consideration for the services to be rendered by the Executive hereunder, for the period commencing April 1, 2002 and ending September 30, 2002, the Bank shall pay the Executive no salary, but shall provide the Executive with the opportunity to earn between Three Hundred Thousand and 00/100 Dollars ($300,000) and Five Hundred Thousand and 00/100 Dollars ($500,000) upon the satisfaction of certain preestablished short-term compensation goals set by Company. For the period commencing October 1, 2002 and continuing through

September 30, 2005, in consideration for the services to be rendered by the Executive hereunder, the Bank shall pay to him a salary at an annual rate of Three Hundred Seventy-Five Thousand and 00/100 Dollars ($375,000), payable in approximately equal installments in accordance with the Bank's customary payroll practices for senior officers. In addition, for the period commencing October 1, 2002 and continuing through September 30, 2005, the Bank shall provide the Executive with the opportunity to earn between Seven Hundred Thousand and 00/100 Dollars ($700,000) and One Million and 00/100 Dollars ($1,000,000) upon the satisfaction of certain preestablished short-term compensation goals set by Company. Prior to each Anniversary Date occurring during the Employment Period, the Board shall review the Executive's annual rate of salary and may, in its discretion, approve an increase therein. In addition to salary, the Executive may receive other cash or stock compensation from the Bank for services rendered hereunder at such times, in such amounts and on such terms and conditions as the Board, in its discretion, may determine from time to time. For purposes of
Section 9(b)(iv), the term "Salary" shall mean the aggregate value of the annual rate of cash compensation and the fair market value, determined at the time of grant, of the stock compensation paid to the Executive pursuant to this Section 4 hereof.

          Section 5.  Additional Employee Benefit Plans and Programs.

          During the Employment period, the Executive shall be treated as an employee of the Bank and shall be entitled to participate in, and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover similarly situated executives of, the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Bank's customary practices. The Executive's estate or his designee shall be the beneficiary of life insurance policies on the life of the Executive having a face amount of at least $6,000,000.00.

          Executive hereby agrees not to exercise any options (that are otherwise exercisable) that will not expire during the period April 1, 2002 through September 30, 2005 to the extent an exercise would result in nondeductible compensation to the Company under section 162(m) of the Code. Executive further agrees to exercise options that will expire during the period April 1, 2002 through September 30, 2005, to the extent that they are exercisable, only pursuant to the option gain deferral technique that will not result in the recognition of income to the Executive during such period. Shares issued upon exercise pursuant to the option gain deferral technique shall be referred to herein as "Deferred Option Shares." Notwithstanding the preceding, in the event of a Change in Control of the Company (as defined in Section 11 of this Agreement) or in the event of the termination of the Executive's employment for any reason, the Executive may exercise any options in accordance with the terms of the option agreements.

          Section 6.  Indemnification and Insurance.

          (a) During the Employment Period and for a period of six (6) years thereafter, the Bank shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Bank or service in other capacities at the request of the Bank. The coverage provided to the Executive pursuant to this Section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Bank.

          (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Bank shall indemnify the Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Bank or any subsidiary or affiliate thereof.

          Section 7.  Outside Activities.

          During the Employment Period, it shall not be a violation of this Agreement and shall not permit the Bank to terminate the Executive's employment for Cause if the Executive engages in the activities described below or any activities similar in nature and scope, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities in accordance with this Agreement and do not constitute a violation of any applicable law, rule, regulation or code of conduct or policy established by the Bank and applicable to similarly situated executives: (i) engaging in the practice of law, including, without limitation, as a member of the firm of Camner, Lipsitz and Poller, Professional Association, (ii) serving on industry, corporate, civic or charitable boards or committees, (iii) managing personal investments (including, without limitation, family-controlled enterprises), or
(iv) investing in, advising or serving as an officer or director of other corporations or business entities. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope) shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Bank. The Executive may also serve as an officer or director of the Company on such terms and conditions as the Bank and the Company may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of his duties hereunder or otherwise result in a material breach of this Agreement.

          Section 8.  Working Facilities and Expenses.

          The Executive's principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location within Coral Gables at which the Bank shall maintain its principal executive offices, or at such other location as the Bank and the Executive may mutually agree upon. The Bank shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities including, but not limited to, Internet and Bloomberg Financial Market Commodities and News Access Subscriptions, cellular telephones, pagers and a lap-top computer, suitable to his position with the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Bank shall provide to the Executive for his exclusive use an automobile owned or leased by the Bank which shall be a BMW 7 Series (or an automobile of similar stature and caliber), to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Bank shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive and the Bank shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

          Section 9.  Termination of Employment with Severance Benefits.

          (a) The Executive shall be entitled to, and the Bank shall pay, the severance benefits and amounts described in Section 9(b) in the event that his employment with the Bank terminates during the Employment Period under any of the following circumstances:

          (i) The Executive's voluntary resignation from employment with the Bank within ninety (90) days following:

               (A) the failure of the Board to appoint or re-appoint or elect or re-elect the Executive to the office of Chairman of the Board, President and Chief Executive Officer and Chief Operating Officer of the Bank; or

               (B) the failure of the stockholders of the Bank to elect or re-elect the Executive or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election; or

               (C) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Bank of its material failure, whether by amendment of the Bank's Organization Certificate or By-Laws, action of the Board or the Bank's stockholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in Section 3 of this Agreement, unless, during such thirty (30) day period, the Bank cures such failure in a manner determined by the Executive, in his discretion, to be satisfactory; or

               (D) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Bank of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of the Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the

          Bank cures such failure in a manner determined by the Executive, in his discretion, to be satisfactory; or

                (E) the relocation of the executive offices of the Bank, a distance of more than twenty-five (25) miles from its current Coral Gables, Florida location; or

          (ii) subject to the provisions of Section 10, the termination of the Executive's employment by the Bank for any other reason; or

          (b) Upon the termination of the Executive's employment with the Bank under circumstances described in Section 9(a) of this Agreement, the Bank shall pay and provide to the Executive (or, in the event of his death following such termination of employment, provide to his estate):

          (i) his earned but unpaid Salary (including, without limitation, all items which constitute wages under applicable state law and the payment of which is not otherwise provided for under this Section 9(b)) as of the date of the termination of his employment with the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

          (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank's officers and employees;

          (iii) continued group life, health (including hospitalization, medical, major medical and any supplemental insurance coverages), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to Section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive and his dependents, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change in Control, on the date of such Change in Control, whichever benefits are greater), if he had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of Salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Bank, subject to the maximum insurance amount specified under the Bank's policies, and with such continued coverages to be provided to the Executive at the Bank's expense through COBRA or in any other manner determined by the Board to be appropriate including, but not limited to, through the purchase of an individual policy or policies;

          (iv) within thirty (30) days following his termination of employment with the Bank, a lump sum payment, in an amount equal to the dollar amount of the value of the highest aggregate Salary (cash or stock) awarded to the Executive during any one year of the five years preceding the Executive's termination of employment with the Bank, multiplied by the number of years in the Remaining Unexpired Employment Period, such lump sum to be paid (without discounting for early payment) in lieu of all other payments of Salary provided for under this Agreement in respect of the period following any such termination;

          (v) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of:
                (A) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Bank, if he were 100% vested thereunder and had continued working for the Bank during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under Sections 9(b)(i), (iv), (vii), (viii) and (ix); over

                (B) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination;

     where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate");

          (vi) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the additional employer contributions to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Bank, if he were 100% vested thereunder and had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Bank, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

          (vii) an amount equal to the dollar amount of the highest aggregate cash or stock bonus and long-term or short-term cash or stock incentive compensation plan payments paid to the Executive during any one year of the five years preceding the event triggering the payment of benefits under this Section 9(b), multiplied by the number of years in the Remaining Unexpired Employment Period. For purposes of this subsection, the dollar amount of any stock bonus or stock incentive plan payment shall be the fair market value of the stock on the date the bonus or incentive payment is paid to the Executive;

          (viii) at the election of the Bank or the Executive made within thirty
     (30) days following the Executive's termination of employment with the Bank, subject to the consent of the other party which shall not be unreasonably withheld, upon the surrender of options or appreciation rights issued to the Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

                 (A) the excess of (I) the fair market value of a share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                 (B) the number of shares with respect to which options or appreciation rights are being surrendered.

     For purposes of this Section 9(b)(viii) and for purposes of determining the Executive's right following his termination of employment with the Bank to exercise any options or appreciation rights not surrendered pursuant hereto, the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Bank, even if he is not vested under such plan or program;

          (ix) at the election of the Bank made within thirty (30) days following the Executive's termination of employment with the Bank, subject to the consent of the Executive, which shall not be unreasonably withheld, upon the surrender of any shares awarded to the Executive under any restricted stock plan maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

                 (A) the fair market value of a share of stock of the same class of stock granted under such plan, determined as of the date of the Executive's termination of employment; multiplied by

                 (B)  the number of shares which are being surrendered.

     For purposes of this Section 9(b)(ix) and for purposes of determining the Executive's right following his termination of employment with the Bank to any stock not surrendered pursuant hereto, the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Bank, even if he is not vested under such plan, except to the extent such restricted stock is subject to a performance based vesting requirement designed to qualify as "qualified performance-based compensation" under section 162(m) of the Code and the applicable regulations thereunder;

          (x) with the following: (A) the personal use, at the Bank's expense for the Remaining Unexpired Employment Period, of a late model automobile comparable to that used by the Executive prior to his termination of employment; (B) the right of the Executive to purchase, at book value, the membership in up to two country clubs which the Bank has maintained for the benefit of the Executive; (C) the transfer to the Executive of all life insurance policies that the Bank then maintains on the life of the Executive in accordance with Section 5 as part of his benefits; and (D) the continued use, at the Bank's expense for the Remaining Unexpired Employment Period, of the secretarial services, Internet and Bloomberg Financial Market Commodities and News Access Subscriptions, cellular telephones, pagers and the lap-top computer which had been provided to the Executive immediately prior to his termination of employment; and

          (xi) any and all deferred compensation, including Deferred Option Shares, shall be released and paid to the Executive.

For the purpose of determining the highest Salary or aggregate compensation plan payments used to calculate the lump sum payments specified in Sections 9(b)(iv) and (vii), the value of all amounts of cash and stock awarded as Salary or paid or awarded under a compensation plan in any year shall be included, regardless of whether such amounts are paid or awarded in restricted form, subject to a deferred compensation plan, held in a trust or subject to any other compensation arrangement which delays full vesting or delivery of such compensation. The Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this Section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Bank and the Executive further agree that the Bank may condition the payments and benefits (if any) due under Sections 9(b)(iii), (iv), (v),
(vi), (vii) and (x) on the receipt of the Executive's resignation from any and all positions which he holds as an officer of the Bank, the Company or any subsidiary or affiliate of either of them; provided that the Executive may elect to remain as a non-chairman director on the Board of Directors, notwithstanding his resignation as Chairman of the Board. The Bank may also condition such payments and benefits on the Executive's making an offer to the Board of Directors to resign as a director of the Bank or a member of a committee of the Board; provided, however, that the Executive's resignation shall only be final if all of the members of the Board vote to accept the offer, at the time the offer is made. In no event shall any of the foregoing provisions of this
Section 9(b) entitle the Executive to additional grants of statutory or non-statutory options to purchase shares of common stock of the Company pursuant to any incentive stock option plan, then in effect.

          Section 10.  Termination without Additional Bank Liability.

          In the event that the Executive's employment with the Bank shall terminate during the Employment Period on account of:

          (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that the Executive shall not be deemed to have been discharged for cause unless and until the following procedures shall have been followed:

          (i) the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose calling for the Executive's termination for cause and setting forth the purported grounds for such termination ("Proposed Termination Resolution");

          (ii) as soon as practicable, and in any event within five (5) days, after adoption of such resolution, the Board shall furnish to the Executive a written notice of termination which shall be accompanied by a certified copy of the Proposed Termination Resolution ("Notice of Proposed Termination");

          (iii) the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds set forth in the Proposed Termination Resolution at one or more meetings of the Board to be held no sooner than fifteen (15) days and no later than thirty (30) days after the Executive's receipt of the Proposed Termination Notice ("Termination Hearings"); and

          (iv) within ten (10) days following the end of the Termination Hearings, the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (A) finding that in the good faith opinion of the Board the grounds for termination set forth in the Proposed Termination Resolution exist and (B) terminating the Executive's employment ("Termination Resolution"); and

          (v) as promptly as practicable, and in any event within one (1) business day after adoption of the Termination Resolution, the Board shall furnish to the Executive written notice of termination, which notice shall include a copy of the Termination Resolution and specify an effective date of termination that is not later than the date on which such notice is given;

          (b) The Executive's voluntary resignation from employment with the Bank for reasons other than those specified in Section 9(a)(i);

          (c)   The Executive's death; or

          (d) a determination that the Executive is eligible for long-term disability benefits under the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then subject to the provisions of the next immediately succeeding sentence, which shall be applicable in the event of the Executive's death, the Bank shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid Salary and any and all deferred compensation, including Deferred Option Shares as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Bank. In the event of the Executive's death, the payments and benefits described in Sections 9(b)(ii), 9(b)(iii) and 9(b)(x)(A), (B) and (C) shall be provided to the Executive's surviving spouse.

          Section 11.  Termination Upon or Following a Change in Control.

          (a) A Change in Control of the Bank ("Change in Control") shall be deemed to have occurred upon the happening of any of the following events:

          (i) approval by the stockholders of the Bank of a transaction that would result in the reorganization, merger or consolidation of the Bank, respectively, with one or more other persons, other than a transaction following which:

                (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule l3d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule l3d-3 promulgated under the Exchange Act) at least 51 % of the outstanding equity ownership interests in the Bank; and

                (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule l3d-3 promulgated under the Exchange Act) at least 51 % of the securities entitled to vote generally in the election of directors of the Bank;

          (ii) the acquisition of all or substantially all of the assets of the Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Bank of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Bank, or approval by the stockholders of the Bank of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Bank do not belong to any of the following groups:

               (A) individuals who were members of the Board of the Bank on the date of this Agreement; or

               (B) individuals who first became members of the Board of the Bank after the date of this Agreement either:

                    (I) upon election to serve as a member of the Board of the Bank by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                    (II) upon election by the stockholders to serve as a member of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

          provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14a promulgated under the Exchange Act) other than by or on behalf of the Board of the Bank; or

          (v)  any event which would be described in Section 11(a)(i), (ii),
     (iii) or (iv) if the term "Company" were substituted for the term "Bank" therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

          (b) In the event of a Change in Control, the Executive shall be entitled to the payments and benefits contemplated by Section 9(b) in the event of his termination of employment with the Bank under any of the circumstances described in Section 9(a) of this Agreement or under any of the following circumstances:

          (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following his demotion, loss of title, office or significant authority or responsibility, or following any material reduction in any element of his package of compensation and benefits;

          (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following (A) any relocation of his principal place of employment outside of a twenty-five
     (25) mile radius of the principal place of employment immediately prior to the Change of Control that would require a relocation of his residence in order to be able to commute to such new place of employment within a commuting time not in excess of the greater of sixty (60) minutes or the Executive's commuting time prior to the Change of Control or (B) any material adverse change in working conditions at such principal place of employment; or

          (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Bank in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Bank which is at least as favorable to him.

          Section 12.  No Effect on Employee Benefit Plans or Programs.

          The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Bank or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time.

          Section 13.  Successors and Assigns.

          This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Bank and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred. Failure of the Bank to obtain from any successor its express written assumption of the Bank's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

          Section 14.  Notices.

          Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

          If to the Executive:

               Mr. Alfred R. Camner
               c/o Camner, Lipsitz and Poller, P.A.
               550 Biltmore Way
               Suite 700
               Coral Gables, Florida 33134

               with a copy to:

               Camner, Lipsitz and Poller, P.A.
               550 Biltmore Way
               Suite 700
               Coral Gables, Florida 33134

               Attention:  Managing Director

          If to the Bank:

               BankUnited, FSB,
               255 Alhambra Circle
               Coral Gables, Florida 33134

               Attention:  Compensation Committee of the Board of Directors

               with a copy to:

               Morgan, Lewis & Bockius LLP
               1111 Pennsylvania Avenue
               Washington, DC 20004

               Attention:  Linda L. Griggs, Esq.

          Section 15.  Indemnification for Attorneys' Fees.

          The Bank shall indemnify, hold harness and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Bank's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

          Section 16.  Severability.

          A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

          Section 17.  Waiver.

          Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

          Section 18.  Counterparts.

          This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

          Section 19.  Governing Law.

          This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of Florida applicable to contracts entered into and to be performed entirely within the State of Florida.

          Section 20.  Headings and Construction.

          The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

          Section 21.  Entire Agreement; Modifications.

          This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          Section 22.  Required Regulatory Provisions.

          The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

          (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under
Section 9(b) hereof (exclusive of amounts described in Section 9(b)(i)) exceed the lesser of (i) three times the Executive's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Bank (or for his entire period of employment with the Bank if less than five calendar years) and (ii) the maximum amount that may be paid without producing an "excess parachute payment" (as such term is defined in section 28OG of the Code), the applicability of such provision to the Executive and any such maximum amount to be determined in good faith by the firm of independent certified public accountants regularly retained to audit the Bank's books and records.

          (b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. (S)1828(k), and any regulations promulgated thereunder.

          (c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U. S. C.
(S)1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

          (d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. (S)1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive shall not be affected.

          (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. (S)1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

          (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("OTS") or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. (S)1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

          In Witness Whereof, the Bank has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.


Attest:                                 BankUnited, FSB


By /s/ Iliana Castillo-Frick            By /s/ Humberto L. Lopez
   -------------------------               ---------------------
   Secretary                               Name:  Humberto L. Lopez
                                           Title: Senior Executive Vice
                                                  President and Chief
                                                  Executive Officer


[seal]                                  The Executive


                                        /s/ Alfred R. Camner
                                        --------------------------------
                                        Alfred R. Camner